EXHIBIT 10.13

Agreement No.: DS200802ZL001(A)

Factory Premises and Dormitories Lease Agreement

Party A: Desai (Huizhou) Group Co., Ltd.

Party B: Merik Circuits (Huizhou) Co., Ltd.

In accordance with relevant laws and regulations of the People’s Republic of China, this agreement is made as follows by both parties through friendly consultation. Party A agrees to lease the following factory premises, dormitories, and open space with fences to Party B.

I Premise Name, Venue, Area, Unit Price, Total Rent, and Purpose of Use

Premise	Venue	Area	Unit Price	Total Rent	Purpose	Note
Name		(M2)	(RMB/M2/Month)	(RMB)	of Use

Factory premise	Gutangao	13,929.28	8.5	118,398.88

Dormitory	Gutangao	5,198.59	7.5	38,989.43

Open space	Gutangao	1,1095.37	2.82	31,207.22

Total				188,595.53

(Note: The data listed in the above table is for 2008).

II Lease Term

1.	The lease term is 3 years, which shall be from January 1, 2008 to December 31, 2010.

2.
During this lease term, the rent shall be adjusted based on previous year’s rent. The adjustment shall begin on January 1, 2008. The adjustment rate for both year 2009 and 2010 is temporarily set to 6% (Next year’s rent shall be determined by both parties in October).

III Rent, Payment Method, and Term

Party B shall pay to Party A a monthly rent of RMB 188,595.53. Party B shall deposit the monthly rent in full to the bank account designated by Party A before the 10th day every month. Upon expiration date of this contract, if party B intends to continue to rent, he shall inform party A one month in advance. After confirmation by Party A, the agreement can be renewed through consultation.

IV Payment Method for Utilities

Party B shall pay for the power and water used in the aforementioned factory premises and dormitories on time every month. The amount of the utilities shall be determined based on the actual usage, and be in accordance with the relevant agreements set by the property management company.

V Water and Power Supply

1.
Party B shall be responsible for the installation of the 1 KVA power supply equipments. Upon the expiration or termination of this agreement, Party B can take away the aforementioned equipments, or offer a price to sell them to Party A.

2.
Party B shall not alter the power wires, or the water pipelines without Party A’s approval. Party B shall not overuse the power of water, and he shall undertake all the responsibilities and make up the loss of Party A which is caused by such overuse of power and water.

3.
Party A shall be responsible for the water and power supply for the aforementioned factory premises and dormitories (except for the failures due to power or water service providers’ problems, or other unexpected events).

VI Security and Hygiene Management

1.
Party A shall be responsible for the security and hygiene management in the industrial area. Party B shall pay to Party A a monthly fee based on the actual total areas of the leasing premises. The security fee is RMB l/m2/month, and the hygiene maintenance fee is RMB l/m2/month. The security fee and the hygiene maintenance fee shall be paid to the property management company before the 10th day every month.

2.	The security and hygiene management within the aforementioned leasing properties, such as factory premises, dormitories, and open space, shall be Party B’s responsibility.

VII Production Safety

1.
Party B shall be responsible for the production safety and management, and shall undertake all the responsibilities and make up the loss of Party A or third parties which is caused by accidents during production.

2.
Party A shall have the right to enter the leasing factory premises, dormitories, and open space periodically or randomly to conduct safety inspections. Party B shall cooperate with Party A with such inspections. Shall any safety risks be identified, Party B shall take immediate actions.

VIII Responsibilities

1.
During the lease term, if Party B needs to make modifications to the factory premises or dormitories, Party B shall send a proposal to Party A before such modifications take place. Party B shall not change the usage and construction of the leasing items until Party B receives the approval from Party A. If permitted, all expenses of the reformation or improvement shall be undertaken by party B.

2.
Before Party A delivers the leasing premises to Party B, Party A shall make sure that all premises and related facilities operate as expected. During the lease term, Party B shall use the factory premises, dormitories, and other related facilities with care, and be responsible for routine maintenance and cleaning. In case of leaking or damage of the leasing premises due to Party B’s inappropriate use or reformation, Party B shall make repairs immediately.

3.
If Party B’s production is seriously affected due to the defects of the factory premises or dormitories, Party A shall take immediate action to make repairs, and undertake all expenses of such repairs.

IX Responsibilities upon Expiration of this Agreement

1.
Upon expiration of this agreement, if Party A accepts the improvements or reformations made by Party B, Party B shall hand over such improvements or reformations to Party A free of charge. If Party A doesn’t accept them, party B shall be responsible for restoring the premises to their original state.

2.
Within one month after the expiration date, Party B shall move its equipments and resources out of the factory premises. All Party B’s workers shall not enter the factory premises. Party B shall make repairs to damaged premises, and deliver the leasing premises to Party A after both parties finish the inspection.

X Liabilities for Breach of Agreement

1.
During the lease term, in case the rent is 7 working days overdue, Party B shall pay to Party A a penalty fee of 0.05% of the total overdue rent every day (excluding the seven working day grace period). If Party B fails to make payment of the rent in full for more than two consecutive months, Party A has the right to unilaterally terminate this agreement, to order Party B to pay all outstanding rent and/or other fees, and to ask Party B to pay a penalty fee that is equivalent to three months’ rent. After Party A notifies Party B, Party A has the right to cut the supply of water and power. Party B shall be responsible for its own loss due to such water or power outage. Party A also has the right to ask Party B to move all its equipments and resources out of the factory premises and the open space, and to give the factory premises, dormitories, and open space back to Party A. If Party B fails to move its equipments and resources from the factory premises, dormitories, and open space after one month, Party A has the right to posses the aforementioned equipments and resources.

2.
Party B shall pay the utility fee on time. In case the utility fee is 7 working days overdue, Party B shall pay to Party A a penalty fee of 0.05% of the total overdue utility fee every day (excluding the seven working day grace period). Party A has the right to cut the supply of power and/or water shall Party B fail to pay the utility fee for more than 1 consecutive month, and has the right to unilaterally terminate this agreement shall Party B fail to pay the utility fee for more than 2 consecutive months.

3.	During the lease term, any party who unilaterally terminates the agreement, the breaching party shall pay to the other party a penalty fee that is equivalent to three month’s rent.

4.
All leasing premises, including the factory premises, dormitories, and open space, shall be used only for the purposes in accordance with this agreement. Party B shall not change the purpose of use, or sublease them to a third party. Otherwise, Party A has the right to unilaterally terminate the agreement.

5.	Party A shall be responsible for Party B’s loss due to the defects of the body and/or structure of the leasing premises.

XI Miscellaneous

1.	During the lease term, both parties shall be responsible for its own loss due to force majeure.

2.	Party B should cover insurance for the leasing factory premises and dormitories. Otherwise, Party B shall undertake the loss to Party A, if Party B fails to cover the insurance.

3.	In case of anything not covered here, it shall be settled by both parties through consultation.

4.	This agreement shall be written in two originals. Each party shall hold one of them. This agreement shall be effective as of the date of signature.

Party A: Desai (Huizhou) Group Co., Ltd	Party B: Merik Circuits (Huizhou) Co., Ltd.

Represented by:	Represented by: (SIGNATURE)

[Official seal of Merik Circuits (Huizhou) Co., Ltd]

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